FRONT OF CERTIFICATE

                              WOODHAVEN HOMES, INC.
                INCORPORATED UNDER THE LAWS OF THE STATE OF TEXAS
                         COMMON STOCK              CUSIP 979425 10 5
                              SEE REVERSE FOR CERTAIN DEFINITIONS


This certifies that

Is the owner of

     FULLY PAIN AND NON-ASSESSABLE SHARES OF STOCK OF THE PAR VALUE OF $.01 PER SHARE OF WOODHAVEN HOMES, INC. transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued under and shall be subject to all of the provisions of the articles of Incorporation and By-laws of the Corporation and any amendments thereto to which the holder, by acceptance hereof, assents. This certificate is not valid unless countersigned and registered by the Transfer agent and Registrar.

     WITNESS  the  facsimilie   seal  of  the  Corporation  and  the  facsimilie
signatures of its duly authorized officers.

Dated:                              SEAL               Richard D. Laxton
                                                      Chief Executive Officer


                                                         Lynda Presley
                                    Secretary

                          Countersigned and Registered"
                     American Stock Transfer & Trust Company
                              (New York, New York)

                                            Transfer agent and Registrar,


                                               Authorized Signature

                             REVERSE OF CERTIFICATE


                              WOODHAVEN HOMES, INC.

         THE ARTICLES OF INCOPORATION OF THE CORPORATION ON FILE WITH THE SECRETARY OF STATE OF TEXAS SET FORTH IN FULL (A) THE DENIAL TO THE SHAREHOLDERS OF PREEMPTIVE RIGHTS TO ACQUIRE UNISSUED OR TREASURY SHARES OF THE CORPORATION,
(B) THE DENIAL OF THE RIGHT OF CUMULATIVE VOTING, AND (C) THE TWO CLASSES OF STOCK, AUTHORIZED, COMMON STOCK AND PREFERRED STOCK. THE BOARD OF DIRECTORS IS AUTHORIZED TO FIX AND DETERMINE THE NUMBER OF SHARES AND THE DESIGNATION OF ANY SERIES OF PREFERRED STOCK AND TO DETERMINE THE RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS GRANTED TO OR IMPOSED ON ANY SERIES OF PREFERRED STOCK.
         THE CORPORATION WILL FURNISH A FULL COPY OF SUCH STATEMENTS TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE, UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-as tenants in common             UNIF GIFT MIN ACT-____Custodian_____
                                                    (Cust)      (Minor)

TEN ENT         as tenants by the entireties  under Uniform Gifts to Minors

JT TEN          as joint tenants with right    Act____________________
                Of survivorship and not as            (State)
                tenants in common

        Additional abbreviations may be used though not on the above list